UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                    FORM 8-K

                 CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest reported): July 17, 2003

                        Commission file number: 000-16299

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                               ANTS SOFTWARE INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                13-3054685
     (State or other jurisdiction of        (IRS Employer Identification Number)
      Incorporation or Organization)

     801 Mahler Rd, Suite G, Burlingame, CA                94010
    (Address of principal executive offices)             (Zip Code)

                                 (650) 692-0240
              (Registrant's Telephone Number, including area code)

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ITEM 5. Other Events - Letter to Shareholders

July 17, 2003

Dear Shareholders:

I would like to address issues recently raised by shareholders and provide updates on product progress, finances and an appointment to the board of directors.

Disclosure of Material Information

There seems to be confusion regarding the method by which we disclose what we deem to be material information (the "Information"). When we disclose such Information, it will be filed with the SEC on their form 8-K. We may additionally disclose the Information via our Shareholder Bulletin, via a press release or through some other method, but it will be disclosed in conjunction with an 8-K filing. You can access our 8-K and all other SEC filings from the Investor Information page on our web site or from the SEC's web site at: www.sec.gov. On the Investor Information page you can sign up to

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receive the Shareholder Bulletin and review past Bulletins. I encourage you to add your name to our Bulletin email list as we will often use this as a secondary method to distribute the Information.

ANTs Data Server 2.0 - Status

The engineering work associated with this product release has proven more formidable than our earlier estimates and I hesitate to provide an estimate for completion. Once ready, ADS v.2.0 should contain a number of features that potential customers have asked for. While the delay has caused us to miss near-term evaluation opportunities with several companies, these same companies said they would consider an evaluation at a later date. In the meantime, one company will evaluate the current version of ADS and we have recently met with several new potential customers who are interested in evaluating v2.0 once it's released. The engineering team continues to apply all resources towards completing v2.0.

Financial

As most of you know, since I joined ANTs in January of 2001 we have raised funds quarter-by-quarter. There were benefits to this approach - we maintained tight expense controls and we constantly needed to meet milestones before receiving the next round thus "proving the technology" to investors each step along the way. This enabled us to make tremendous progress on a relatively small budget. Going forward this approach will not work for two reasons, 1) customers who buy enterprise software such as ours will not expend resources to evaluate, purchase, and implement a product if the viability of the vendor is in doubt, and 2) to successfully ramp revenue, we need to implement a sustained marketing and sales effort. For these two reasons, I believe we need to raise at least $3-5 million.

With this in mind, we are and have been pursuing many sources to secure a large round of financing. Beginning in March and concluding recently, we raised approximately $1 million through our private placement network. This funded operations and allowed us to implement a very low-budget marketing program, but not enough to really ramp the sales and marketing effort. I don't expect that we will be able to raise a large round through this network. We have also approached many venture capitalists (a question shareholders often ask is if we are talking to VCs). Between Gary, our board members, and myself we have a tremendous number of contacts in the VC community. When we present the ANTs opportunity to VCs, the reaction is almost always the same - great concept, we like the potential of the company, but you're public and we don't invest in public companies. We've also approached a number of investors who specialize in PIPES (the acronym stands for: private investment in public entity). These investors do invest in public companies. When we present the ANTs opportunity to PIPES investors their reaction is almost always the same - you're too early, come back to us when you have more acceptance in the market and a track record of customers and revenue. Finally, I am often asked by shareholders why some big company doesn't just come in and make a strategic investment. We have explored those avenues however, again, the answer is always the same - come back to us when you have more acceptance in the market (in other words - prove that you have a viable business), then let's talk. So our options are limited when it comes to raising a significant round of financing from conventional funding sources, leaving us to pursue less conventional sources. We are in the middle of that process now and I will keep you posted on progress when significant events occur.

In the meantime, we have taken a number of steps to extend our operating capital. As you know, the management team has been deferring a portion of their salaries since June 1st. On July 16th we asked the remainder of the employees to also take salary deferrals, drawing 50% of their base salary and deferring the remainder until such time as we could make them whole and pay them back. These deferrals together with vendor concessions should allow us to continue operations through mid-

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September, extending the time during which we can raise money. As always, there is no assurance that we will be able to find suitable additional financing on any basis.

Even though we face tremendous challenges, I can report that morale is still high at ANTs, we believe in the technology, and we will pursue every opportunity to bring our product to market.

Gary Ebersole's Appointment to the Board

On June 26th, our directors named Gary Ebersole our President and Chief Operating Officer, to the board of directors. Gary has made numerous and significant contributions since joining ANTs just three months ago. I value his strategic vision, extensive experience in the database space and tremendous energy. Gary is a welcome addition to our board.

Thank you for all your support. I will be in touch with updates as we go forward.

Sincerely,

Frank Ruotolo
Chairman and CEO

This letter is not an offer to sell, nor solicitation of offers to buy, securities. This letter contains certain forward-looking statements as that phrase is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks include but are not limited to the following: there can be no assurance that ANTs software inc. (the "Company") will produce the expected results or that it will result in a commercially viable product; that the Company will secure the necessary current and additional financing, intellectual property and staff to support current and future operations. Further risks are detailed in the Company's filings with the Securities and Exchange Commission, including the Company's most recent form 10-KSB for the fiscal year ended December 31, 2002. The Company undertakes no obligation to revise or publicly release the results of any revision to the forward-looking statements.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     ANTs software inc.

Date:    July 17, 2003          By:   /s/ Francis K. Ruotolo
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                                     Francis K. Ruotolo, Chairman
                                     and Chief Executive Officer